UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 20, 2004

                                  TECHALT, INC.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1.  Registrant's Business and Operations

      Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2004, TechAlt, Inc., a Nevada corporation ("TechAlt" or the "Company"), entered into an Escrow Agreement (the "Escrow Agreement") among Paul Masanek ("Masanek"), Services By Designwise, Ltd. ("SBD", and collectively with Masanek, the "Plaintiffs"), James E. Solomon ("Solomon"), and Technology Alternatives, Inc., an Illinois corporation ("Technology") (TechAlt collectively with Solomon and Technology, the "Defendants"), The Otto Law Group, PLLC ("OLG") and Piccione, Keeley & Associates, Ltd. ("PKA", and collectively with OLG, the "Escrow Agents"), along with entering into the Settlement Documents (defined below), in connection with the settlement of certain claims made by Plaintiffs against the Defendants in a lawsuit filed in the Circuit Court of Cook County, Illinois, Paul Masanek and Services By Designwise, Ltd. v. James Solomon, et al. Case No. 04 CH 14001 (the "Litigation"). The Settlement Documents have been placed in escrow and shall become effective upon release of the Settlement Documents from escrow pursuant to the terms of the Escrow Agreement.

The Escrow Agreement provides that the Settlement Documents shall become effective upon receipt by PKA prior to December 15, 2004 of payment to Masanek of $650,000, payment of Masanek's attorneys' fees and receipt of an executed waiver by certain of the Company's investors (the "Closing Items"). In the event the Closing Items are not received by PKA prior to December 15, 2004, the parties have agreed to enter an Agreed Order rescinding the Intellectual Property License Agreement between Technology and TechAlt (the "License Agreement") and reinstating the parties to their respective positions immediately prior to the License Agreement.

Once the Closing Payments are received (the "Closing"), the Settlement Documents become effective, Technology shall merge with TechAlt and TechAlt shall raise no less than $1,500,000 through the exercise of its Additional Investment Rights issued to certain investors in August 2004 and/or through other committed investors pursuant to the terms of its recent Series A Preferred stock and Warrant financing. Pursuant to the Settlement Agreement, in the event the Company is unable to raise the $1,500,000 by January 15, 2004, the Company has agreed that Masanek shall be entitled to present financing alternatives to the Company to raise the $1,500,000 on the same or better terms as the Company's recent Series A Preferred stock and Warrant financing.

The Settlement Documents executed by the parties and placed into escrow consist of the following agreements: (i) Settlement Agreement, (ii) Sales Agreement,
(iii) Consulting Agreement, (iv) Secured Convertible Promissory Note convertible into 1,150,000 shares of our common stock at $1.00 per share (the "Note"), (v) a Warrant to purchase 750,000 shares of our common stock, exercise price of $1.00 per share (the "Warrant"), (vi) Registration Rights Agreement, (vii) Right of First Refusal Agreement, (viii) Security Agreement, (ix) Agreement and Plan of Merger by and among the Company, Technology Alternatives, Inc., TechAlt Acquisitions, Inc., Solomon and Masanek ("Merger Agreement"), (x) an Agreed Order which shall govern the parties only in the event the Closing Items are not received, (xi) an Assignment and Bill of Sale, and (xii) certain board of director and shareholder resolutions approving the actions set forth in the Settlement Documents (collectively, the "Settlement Documents")


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


The material terms of the Settlement Documents are as follows:

Agreement and Plan of Merger

Pursuant to the Merger Agreement, all of the shares of common stock of Technology (currently held by Solomon and Masanek) will be exchanged for 9,544,000 shares of the common stock of the Company. TechAlt Acquisitions, Inc., a wholly-owned subsidiary of the Company, will merge with and into Technology, with Technology becoming a wholly-owned subsidiary of the Company. 500,000 shares of the common stock of the Company will be issued pursuant to the Merger Agreement to Hudson Investment Advisors, LLC, consisting of (i) 400,000 shares of common stock as consideration for business development services provided to the Company and Technology in connection with the License Agreement and the Merger Agreement and (ii) 100,000 shares of common stock as consideration for a $50,000 investment prior to the License Agreement.

Settlement Agreement

Pursuant to the terms of the Settlement Agreement between the Company and Masanek, Masanek and the Company agree to release each other from any and all liabilities in connection with or arising from their relationship and Masanek will (i) vote his shares of Technology in favor of the Merger Agreement, pursuant to which all of the issued and outstanding shares held by Masanek and James Solomon will be exchanged for approximately 9,544,000 shares of our common stock, and (ii) transfer certain of the intellectual property of SBD to us. The obligations of the Company pursuant to the Settlement Agreement will be to (i) rescind the License Agreement immediately prior to the consummation of the Merger Agreement (which rescission shall including canceling the 10,044,000 shares of common stock issued pursuant to the License Agreement), (ii) pay Masanek $650,000 in cash, (iii) enter into Sales, Consulting, Registration Rights, Right of First Refusal and Escrow Agreements, (iv) issue to Masanek the Warrant and to SBD the Note, (v) provide Masanek with all the information a member of the Board of Directors is entitled to receive (upon his request), (vi) provide Masanek a 10% finder's fee in the event Masanek introduces to us a company that purchase all or substantially all of our assets or stock, (vii) provide Masanek with the ability to present the Company with financing alternatives in the event the Company desires to raise additional capital during the two (2) year period subsequent to the Closing of the Merger, and (viii) pay the attorneys' fees of Masanek.

Sales Agreement

Pursuant to the Sales Agreement, for a period of three years SBD shall (i) manufacture and supply to us certain equipment and systems with an aggregate purchase price of $1,125,000 and (ii) receive a "broker's fee" on manufactured goods purchased by us from third parties of 6.25% for the first year of the Sales Agreement, 6.50% for the second year of the Sales Agreement, and 6.75% for the third year of the Sales Agreement.

Consulting Agreement

Pursuant to the Consulting Agreement, for a period of three years SBD shall provide to us certain technical and sales support services as follows (i) during the first four (4) months of the Consulting Agreement, SBD shall devote ninety


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(90) hours per month to certain primary  consulting  services as directed by the
Company, and (ii) during the remaining thirty two (32) months of the Consulting Agreement, SBD shall devote no less than twenty two and a half (22.5) hours per month to the certain primary consulting services and the general consulting services as directed by the Company. The Company shall pay to the Consultant (i) $25,000 per month for the first four (4) months of the Consulting Agreement and
(ii) $6,250 per month for the remaining thirty-two (32) months.

In addition to the foregoing, during the term of the Consulting Agreement, the Company shall provide the following benefits for SBD at no cost to SBD: (i) use of an automobile of Masanek's choice, with optional equipment of his selection,
(ii) reimbursement for all reasonable business expense(s) actually incurred by the SBD on behalf of the Company, (iii) use of a cellular phone with a cellular phone calling plan with unlimited minutes, and any other electronic communication devices the Company deems reasonably necessary in connection with the services to be rendered to the Company by SBD, (iv) use of full country club and health club memberships to one (1) country club and one (1) health club acceptable to both SBD and the Company, (v) professional assistance, including but not limited to legal and tax counsel, and (vi) a bonus of ten percent (10%) of gross sales on all First Responder Systems upon any order or contract between the Company and the referred customer.

Secured Convertible Promissory Note

Pursuant to the Secured Convertible Promissory Note for $1,150,000, SBD shall be paid $650,000 twelve months from the date of the Closing, and the entire unpaid principal balance plus interest twenty four months from the date of the Closing. Interest payments of 5% on the outstanding balance will be paid quarterly beginning November 1, 2004. Payments on the Note may accelerate in certain circumstances at SBD's request in the event the Company receives cash pursuant to the exercise of certain of its warrants or from the sale of its securities. The entire balance of the Note may be converted by SBD into the common stock of the Company on the basis of $1.00 per share.

Warrant

Pursuant to the Warrant to be issued by the Company to Masanek, Masanek shall have the right for five years to purchase 750,000 shares of common stock of the Company for $1.00 per share.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, Masanek shall be entitled to have registered by the Company for resale those shares of common stock issuable to him upon consummation of the Merger Agreement, upon conversion of the Note and upon exercise of the Warrant.

Right of First Refusal Agreement

Pursuant to the Right of First Refusal Agreement, Masanek shall have a right of first refusal to purchase the shares of stock of the Company owned by James Solomon prior to any sale, and the Company shall have the right of first refusal to purchase the shares of stock of the Company owned by Masanek prior to any sale by him.


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


Security Agreement

Pursuant to the Security Agreement, until all obligations of the Company pursuant to the Settlement Documents as they relate to Masanek and SBD have been satisfied, Masanek shall have a first security interest on the Company's accounts, accounts receivable, goods, equipment, inventory, machinery, fixtures, cash, securities, all intellectual property including trademarks, service marks, trade names, copyrights, patents, licenses, including patent licenses, contracts, and other tangible and intangible property together with all the additions, substitutions, increments, proceeds and products, whether now owned or later acquired. The security interest granted pursuant to the Security Agreement will be subordinate to a $2,000,000 line of credit for general corporate purposes and to purchase inventory and equipment for signed contracts or purchase orders with the Company's customers.

Agreed Order

In the event the payment to Masanek of $650,000, payment of Masanek's attorneys' fees and receipt of an executed waiver by certain of the Company's investors are not received by PKA prior to December 15, 2004, the parties have agreed to enter an Agreed Order rescinding the License Agreement and reinstating the parties to their respective positions immediately prior to the License Agreement.

Assignment and Bill of Sale

Pursuant to the Assignment and Bill of Sale, SBD shall assign to TechAlt all right, title and interest to certain intellectual property and inventory of SBD relating to In-Car Based Communications, Data Capture and Video Systems.

Section 5.  Corporate Governance and Management

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2004, the Company's Chief Financial Officer, Irwin Williamson, resigned from the Company for personal reasons. In connection with Mr. Williamson's resignation, the Board of Directors of the Company appointed James Hurley on November 23, 2004 as its new Chief Financial Officer, effective immediately.

Prior to joining TechAlt, Mr. Hurley was a financial consultant for several small to mid-size start-up companies. From 2000 through 2002, Mr. Hurley was the Chief Financial Officer of Tallgrass Communications, Inc., a competitive local exchange carrier providing broadband access for voice and data communication. Mr. Hurley was also a member of the Board of Directors of Tallgrass. Prior to his joining Tallgrass, Mr. Hurley was President of the Midwest region of MPower Communications, Inc., from 1998 to 2000. MPower is also a local exchange carrier providing broadband access for voice and data communication.


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From 1976 until 1992,  Mr.  Hurley served in various  operational  and financial roles for Centel Communications Company. Prior to joining Centel, Mr. Hurley was a Certified Public Accountant for Arthur Anderson from 1970 to 1976.

Mr. Hurley received his Bachelor of Science from Marquette University, in Milwuakee, Wisconsin in 1970.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TECHALT, INC.
                                                 (Name of Registrant)


Date:  November 24, 2004                         By: /s/ David M. Otto
                                                    ----------------------------
                                                    Name: David M. Otto
                                                    Its:  Secretary






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